EXHIBIT (10)(i)
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                               SECOND AMENDMENT
                                      TO
               SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT


      This second amendment to Second Amended and Restated Employment Agreement (this "Amendment") is made and entered into as of September 3, 1997 by and between Leonard G. Levine (the "Executive") and Banyan Strategic Realty Trust (the "Fund").


                                R E C I T A L S


      A. The parties previously entered into a Seconded Amended and Restated Employment Agreement made as of December 31, 1992 and as amended as of March 19, 1997 (the "Employment Agreement").

      B. The parties desire to amend certain provisions of the Employment Agreement and to incorporate these amendments into the Employment Agreement.

      C. Terms not otherwise defined herein shall have the same meaning as ascribed to such terms in the Employment Agreement.

      NOW THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Fund and the Executive agree as follows:

      1. AMENDMENT OF EMPLOYMENT AGREEMENT. Subject to the conditions set forth in Section 2 hereof, the Employment Agreement is amended as follows:

      (a) SECTION 3 is deleted in its entirety and replaced by the following:

      The term of employment under this Agreement shall remain in effect until expiration of the "Notice Period" as defined below (the "Employment Period"). Either party may terminate this Agreement upon six (6) months (the "Notice Period") written notice to the other party (the "Notice Termination") and unless so terminated, the Executive shall continue to be employed by the Fund on the terms and conditions set forth in the Employment Agreement, as amended, except that the Additional Compensation described in SECTION 6 shall be determined as of the date set forth in that section and shall not be part of the Executive's Compensation after August 31, 1997, except as provided herein or by mutual agreement of the parties.

      (b) SECTION 4 shall be amended and restated in its entirety as follows:

      For the services to be rendered by the Executive hereunder, the Fund shall pay the Executive an annual base salary of $175,000 effective October 1, 1992 subject CPI Adjustment described below ("Salary"). If either party exercises its right of Notice Termination, the Fund shall continue to make payments of Salary to the Executive through the end of the Notice Period provided that such Salary shall be increased to $25,000 per month for services rendered by the Executive during any Notice Period running on or after January 1, 1998. All Salary payable to Executive during the Notice Period is subject to the condition that Executive provide the Fund with substantially the same services during the Notice Period as provided prior to Notice Termination. All Salary payable hereunder, including any salary payable during the Notice Period, shall be paid in the manner and frequency in which the payroll of the Fund is customarily handled. The Salary, except for salary payable to the Executive after the date of Notice Termination, shall be subject to annual increases (but not decreases) due to cost of living ("CPI Adjustment") as follows: the Salary shall be increased effective January 1 of each year beginning 1994 by multiplying the Salary for the year just ended by a fraction, the numerator of which is the Index (as defined below) for November of the year just ended, and the denominator of which is the Index for November of the immediately prior year. For purposes of this Agreement, the term "Index" shall mean the Chicago All Items Consumer Price Index--All Urban Consumers (1982-84 base) as released by the U.S. Bureau of Labor Statistics.

      (c) SECTION 6(b) shall be amended and restated in its entirety as follows:

      For each calendar year beginning on January 1, 1993 through the calendar year beginning on January 1, 1996 and for the period January 1, 1997 through and including August 31, 1997 (the "1997 Measuring Period"), the Fund shall pay the Executive $500 for each basis point by which the Rate of Return exceeds the Index Rate for that year or period, up to 500 basis points ($250,000) and $250 for each basis point by which the Rate of Return exceeds the sum of the Index Rate plus 500 basis points.

      (d) SECTION 6(c) is deleted in its entirety and replaced by the following:

      Except for Additional Compensation earned for periods commencing after December 31, 1997, if any, payment of the Additional Compensation computed under this Section 6 shall be made on March 15 of the year following the period for which the award is made, except that Additional Compensation for the 1997 Measuring Period shall be paid as soon as practicable after September 3, 1997. One hundred percent (100%) of the Additional Compensation shall be paid in shares of the Fund ("Award Shares"); provided that for fiscal years ended prior to January 1, 1996, the Additional Compensation shall be paid eighty percent (80%) in cash and twenty percent (20%) in Award Shares. The Award Shares issued pursuant to this Section 6(c) shall not be transferred prior to September 29, 1997 (the "Vesting Date"); provided that eighty percent (80%) of the Award Shares distributed to the Executive in respect of Additional Compensation earned for the fiscal year ended December 31, 1996 shall immediately vest upon Stockholder Approval as defined in SECTION 2 of the Amendment to Second Amended and Restated Employment Agreement dated as of March 19, 1997 (the "Additional Incentive Shares") and may be immediately transferred, pledged or otherwise freely alienated in compliance with the registration requirements of federal and state securities law or exemptions therefrom following such Stockholder Approval. The Award Shares, except for the Additional Incentive Shares, shall be subject to forfeiture in accordance with the provisions of Section 6(d) and any certificate representing all or any portion of the Award Shares shall bear an appropriate legend and shall be held by the Fund in trust for the Executive pending the lapse of the forfeiture provisions under Section 6(d). At the request of Executive, the Additional Incentive Shares may be separately certificated. The number of Award Shares distributable to the Executive shall be based upon the average closing price of the Fund's stock for the five (5) business days ended prior to December 31 of the calendar year for which the payments are made, except that Award Shares distributable to the Executive in respect of the 1997 Measuring Period shall be based upon the average closing price of the Fund's stock for the five





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      (5) business days ended August 31, 1997.  Subject to the provisions of Section 2(b)(iii)-(iv) of the Amendment to Second Amended and Restated Employment Agreement dated as of March 19, 1997 (the "March 19th Amendment"), the Executive shall be entitled to receive and retain all dividends paid on the Award Shares held by him, including those shares held in trust by the Fund for the Executive. The Fund, at its sole cost, shall take all reasonable steps necessary to cause the filing of a registration statement and listing application to be effective as soon as after the Vesting Date as practicable, with respect to the Award Shares, with the appropriate regulatory bodies, on terms more fully set forth in the Registration Rights Agreement described in Section 3 of the March 19th Amendment.

      (e) SECTION 6(d) is amended by removing the reference to "December" in the first line thereof and substituting in its place "August".

      (f) SECTION 6(d)(ii) is amended by removing the first comma in line 4 thereof.

      (g) SECTION 6(d)(iii) is deleted in its entirety and replaced by the following:

      Payment of the Additional Compensation computed under this Section
(d) shall be made no later than the Vesting Date. Except as provided herein, all of the Additional Compensation under this Section (d) shall be payable in Award Shares. The number of Final Award Shares to be issued pursuant to Section 6(d)(i) above shall be calculated by dividing the Additional Compensation computed under Section (d) by the average closing price of the Fund's stock for the five (5) business days ended August 31, 1997 (the "August Price"); provided, however, that if, at any time, the Fund issues or sells any shares of its common stock in exchange for consideration less than the August Price (or issues any warrant, option or other security permitting the holder to acquire any share in exchange for consideration less than the August Price), except for options, warrants or other awards under the Fund's 1997 Omnibus Stock and Incentive Plan, then the number of Final Award Shares issuable pursuant to Section 6(d)(i) to the Executive shall be automatically increased such that the product of the number of Final Award Shares immediately after such sale, transfer or issuance, multiplied by the Diluted Value, is equal to the product of the number of Final Award Shares immediately before such sale, transfer or issuance multiplied by the August Price. For purposes of this provision, "Diluted Value" shall mean the lowest price per share consideration at which the Fund issues, transfers or sells, or agrees to issue, transfer or sell, any of its Shares. For these purposes, consideration shall include both cash and the fair market value of any property actually received or to be received as consideration by the Fund upon such sale, transfer or issuance; provided, however, that if any adjustment is made pursuant to this section upon issuance of any such option, warrant or other security, and if such option, warrant or right to acquire shares expires on exercise or unconverted, then such adjustment shall be promptly cancelled and reversed. The Fund shall notify the Executive promptly and, in any event, within seven (7) days (or any cancellation thereof) required to be made pursuant to this section. The Final Award Shares shall: (A) bear appropriate legend; and (B) be transferrable only in compliance with the registration requirements of federal and state securities laws or exemptions therefrom.

      (h) SECTION 13 is amended by deleting subsection (d)(i) and subsection (e) in their entirety.





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      2.     MISCELLANEOUS PROVISIONS.

      (a) GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois.

      (b) FURTHER ASSURANCES. Each party agrees to execute and deliver such additional instruments and documents and to take all such other actions as any of the other parties may reasonably request from time to time in order to effect the provisions, purposes and intent of this Amendment.

      (c) ENTIRE AGREEMENT; EFFECT ON OTHER AGREEMENTS. This Amendment constitutes the entire understanding of the parties with respect to the amendment of the Employment Agreement and may be modified only in accordance with the provision of the Employment Agreement governing amendments. Upon execution of this Amendment, all references in the Employment Agreement, and any document executed or delivered in connection therewith, shall be deemed to be references to the Employment Agreement as amended, supplemented or modified by this Amendment.

      (d) SEVERABILITY. If any provision of this Amendment shall, for any reason, be held unenforceable, such provision shall be severed from this Amendment unless, as a result of such severance, this Amendment fails to reflect the basic intent of the parties. If this Amendment continues to reflect the basic intent of the parties, then the invalidity of such specific provision shall not affect the enforceability of any other provision herein, and the remaining provisions shall remain in full force and effect.

      (e) COUNTERPARTS. This Amendment may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment.

      (f) HEADINGS. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

      (g) NO STRICT CONSTRUCTION. This Amendment has been mutually negotiated and drafted by the parties and no presumption or rule of contract construction or interpretation by or against a party shall be made on the basis of the party which might otherwise be charged with drafting this Amendment.

      (h) REFERENCES. As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction.

      (i) RECITALS. The recitals set forth in this Amendment are incorporated by reference herein and made a part hereof, as if fully rewritten.





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      IN WITNESS WHEREOF, this Amendment is entered into on the day and year first written above.


                         BANYAN STRATEGIC REALTY TRUST


                               BY:    /s/ ROBERT G. HIGGINS
                                      ------------------------------------

                               NAME:  Robert G. Higgins
                                      ------------------------------------

                               Title: Vice President and General Counsel
                                      ------------------------------------




                         EXECUTIVE


                         /s/ LEONARD S. LEVINE
                         ------------------------------
                         Leonard G. Levine